                                                                    EXHIBIT 4(c)

                      AIG SUNAMERICA LIFE ASSURANCE COMPANY
                   A STOCK COMPANY   LOS ANGELES, CALIFORNIA

CERTIFICATE NUMBER         P9999999999

PARTICIPANT                JOHN DOE

    STATUTORY HOME OFFICE           EXECUTIVE OFFICE          ANNUITY SERVICE CENTER
2999 NORTH 44TH ST., STE 250      1 SUNAMERICA CENTER            P. O. BOX 54299
      PHOENIX, AZ 85018        LOS ANGELES, CA 90067-6022   LOS ANGELES, CA 90054-0299

AIG SUNAMERICA LIFE ASSURANCE COMPANY ("We", "Us", the "Company", or "AIG SunAmerica Life") agrees to provide benefits to the Participant in accordance with the provisions set forth in this Certificate and in consideration of the Enrollment Form or confirmation thereof, and Purchase Payments We receive.

THIS CERTIFICATE IS EVIDENCE OF COVERAGE UNDER THE GROUP CONTRACT IF A PARTICIPANT ENROLLMENT FORM IS ATTACHED. THE COVERAGE WILL BEGIN AS OF THE CERTIFICATE DATE, SHOWN ON THE CERTIFICATE DATA PAGE.

THE VALUE OF AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DURING THE ACCUMULATION AND ANNUITY PERIODS IS NOT GUARANTEED, AND WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE VARIABLE PORTFOLIOS YOU CHOOSE.

THE CASH SURRENDER BENEFIT OF AMOUNTS ALLOCATED TO ANY AVAILABLE FIXED-MVA ACCOUNT OPTION INCREASES OR DECREASES BASED ON THE APPLICATION OF THE MARKET VALUE ADJUSTMENT EXCEPT DURING THE 30 DAYS AFTER THE END OF THE GUARANTEE PERIOD. THERE IS NO MARKET VALUE ADJUSTMENT TO AMOUNTS ALLOCATED TO ANY AVAILABLE NON-MVA FIXED ACCOUNT OPTION.

RIGHT TO EXAMINE - YOU MAY RETURN THIS CERTIFICATE TO OUR ANNUITY SERVICE CENTER OR TO THE AGENT THROUGH WHOM THE CERTIFICATE WAS PURCHASED WITHIN 10 DAYS OR LONGER AS MAY BE REQUIRED BY STATE LAW AFTER YOU RECEIVE IT, IF YOU ARE NOT SATISFIED WITH IT. THE COMPANY WILL REFUND THE CERTIFICATE VALUE, LESS ANY PAYMENT ENHANCEMENT(S), ON THE BUSINESS DAY DURING WHICH THE CERTIFICATE IS RECEIVED. UPON SUCH REFUND, THE CERTIFICATE SHALL BE VOID.

For Individual Retirement Annuities or if a refund of the Purchase Payment(s) is otherwise required, We reserve the right to allocate Your Purchase Payment(s) and any Payment Enhancement to the Cash Management Portfolio until the end of the Right To Examine period.

                  THIS IS A LEGAL DOCUMENT. READ IT CAREFULLY.

                       ALLOCATED GROUP FIXED AND VARIABLE
                               ANNUITY CERTIFICATE

                                Nonparticipating

                                TABLE OF CONTENTS

CERTIFICATE DATA PAGE......................................     PAGE 3

DEFINITIONS................................................     PAGE 4

PURCHASE PAYMENT PROVISIONS................................     PAGE 7

ACCUMULATION PROVISIONS....................................     PAGE 8

PAYMENT ENHANCEMENT PROVISIONS.............................    PAGE 10

CHARGES AND DEDUCTIONS.....................................    PAGE 10

TRANSFER PROVISIONS........................................    PAGE 11

WITHDRAWAL PROVISIONS......................................    PAGE 11

DEATH PROVISIONS...........................................    PAGE 13

ANNUITY PROVISIONS.........................................    PAGE 17

GENERAL PROVISIONS.........................................    PAGE 19

ANNUITY PAYMENT OPTIONS ...................................    PAGE 21

FIXED ANNUITY PAYMENT OPTIONS TABLE........................    PAGE 22

VARIABLE ANNUITY PAYMENT OPTIONS TABLE.....................    PAGE 25

                              CERTIFICATE DATA PAGE

CERTIFICATE NUMBER:                          ANNUITY SERVICE CENTER:
          P9999999999                        P. O. BOX 54299
                                             LOS ANGELES, CA 90054-0299

PARTICIPANT:                                    AGE AT ISSUE:
          JOHN DOE                              35

ANNUITANT:                                   INITIAL PURCHASE PAYMENT:
          JOHN DOE                              $10,000.00

CERTIFICATE DATE:                            FIXED ACCOUNT OPTIONS -
          March 1, 2004                         Minimum Guarantee Rate:
                                                The greater of [1.5%] or the
                                                minimum allowable in the state
                                                of issue

SPECIFIED ANNUITY DATE:                      INITIAL PAYMENT ENHANCEMENT:
          March 1, 2029                         [2.0%]

LATEST ANNUITY DATE:                         SEPARATE ACCOUNT CHARGE:
          March 1, 2054                         [1.52%]

ANNUAL CERTIFICATE MAINTENANCE FEE:          SEPARATE ACCOUNT:
          $35.00                                [Variable Separate Account]

BENEFICIARY:
As named by You.

DEATH BENEFIT OPTION:
          Option I:  Purchase Payment Accumulation

            PAYMENT ENHANCEMENT SCHEDULE FOR INITIAL PURCHASE PAYMENT

      PAYMENT ENHANCEMENT DATE                              PAYMENT ENHANCEMENT
-------------------------------------                       --------------------
INITIAL PAYMENT ENHANCEMENT:

                       March 1, 2004                              $200.00

DEFERRED PAYMENT ENHANCEMENT(S):

                      [March 1, 2013]                            [$200.00*]

*May be reduced by certain withdrawals of Certificate Value. Please see Payment Enhancement Provisions.

                                  FOR INQUIRIES
                               CALL 1-800-445-SUN2

                                   DEFINITIONS

Defined in this section are some of the words and phrases used in this Certificate. These terms are capitalized when used in the Certificate with the meaning set forth below.

ACCUMULATION UNIT

A unit of measurement used to compute the Certificate Value in a Variable Portfolio prior to the Annuity Date.

AGE

Age as of last birthday.

ANNUITANT

The natural person or persons (collectively, Joint Annuitants) whose life or lives is/are used to determine the annuity benefits under the Certificate. If the Certificate is in force and the Annuitant(s) is/are alive on the Annuity Date, We will begin payments to the Payee. This Certificate cannot have Joint Annuitants if it is issued in connection with a tax-qualified retirement plan.

ANNUITY DATE

The date on which annuity payments ("income payments") to the Payee begin. This date cannot be later than the Latest Annuity Date.

ANNUITY SERVICE CENTER

As specified on the Certificate Data Page.

ANNUITY UNIT

A unit of measurement determined on or after the Annuity Date used to compute annuity payments from the Variable Portfolio(s).

BENEFICIARY

The Beneficiary is as named by You at issue to receive the death benefit under this Certificate upon Your death. You may later change Your Beneficiary in a written request to Us at Our Annuity Service Center.

CONTINUATION DATE

The Date on which We receive at Our Annuity Service Center: (a) the Spousal Beneficiary's written request to continue the Certificate, and (b) Due Proof of Death of the Participant. If We receive (a) and (b) on different dates, the Continuation Date will be the later date.

CERTIFICATE DATE

The date Your Certificate is issued, as shown on the Certificate Data Page. It is the date from which Certificate Years and anniversaries are measured.

CERTIFICATE VALUE

The sum of: (1) Your share of the Variable Portfolios Accumulation Unit Values and (2) the value of amounts, if any, allocated to any Fixed Account Options.

CERTIFICATE YEAR

One year starting from the Certificate Date in one calendar year and ending on the day preceding the anniversary of such date in the succeeding calendar year.

CONTRIBUTION YEAR

A year starting from the date a Purchase Payment is made in one calendar year and ending on the day preceding the anniversary of such date in succeeding calendar years.

DEATH BENEFIT ADJUSTMENT

Any increase or reduction to the amount of the Death Benefit payable to account for Purchase Payment and/or Withdrawal activity after a specified point in time which will equal (a), (b) or (c), whichever is applicable, as follows:

     (a) Where only Purchase Payments are received after the specified point in time, the dollar value of the Purchase Payments will be added to the Death Benefit payable; or

     (b) Where only Withdrawals are made after the specified point in time, the Withdrawal will reduce the Death Benefit payable in the same proportion that the Certificate Value was reduced at the time of the Withdrawal; or

     (c) Where Purchase Payments have been received and Withdrawals made after the specified point in time, the Death Benefit amount payable will be adjusted by Purchase Payment(s) received after a specified point in time, reduced by any Withdrawal, received after that specified point in time in the same proportion that the Certificate Value was reduced at the time of the Withdrawal.

DEFERRED PAYMENT ENHANCEMENT

Any Payment Enhancement allocated to Your Certificate Value on any Deferred Payment Enhancement Date.

DOLLAR COST AVERAGING (DCA)

An optional program under which You authorize the systematic transfer of specified amounts or percentages from any [Variable Portfolio(s)] or any available non-MVA Fixed Account into any [Variable Portfolio(s)] other than the source account.

FIXED ACCOUNT OPTIONS

The investment options, if available, under this Certificate that become part of the Company's general asset account and are credited with a fixed rate of interest declared by the Company. The general asset account contains all the assets of the Company except for the Separate Account and other segregated asset accounts. The amount You have in any Fixed Account Option at any time is a result of any Purchase Payment You have allocated to it or any part of Your Certificate Value You have transferred to it.

FIXED ANNUITIZATION

A series of periodic income payments of predetermined amounts that do not vary with investment experience. Such payments are made from the Company's general asset account. This Certificate provides several fixed annuity payment options.

GUARANTEE PERIOD

The period for which interest is credited to amounts allocated to available Fixed Account Options. We determine in our sole discretion the periods, if any, which will be offered.

INITIAL PAYMENT ENHANCEMENT

The Payment Enhancement allocated to Your Certificate Value on the date a Purchase Payment is credited to Your Certificate.

IRC

The Internal Revenue Code of 1986, as amended, or as it may be amended or superseded.

JOINT PARTICIPANT

Any person named as Joint Participant on the Enrollment Form and listed on the Certificate Data Page, unless subsequently changed. The Joint Participant, if any, possesses an undivided interest in this Certificate in conjunction with the Participant. All references within this Certificate to Participant will also apply to the Joint Participant. We reserve Our right to require that Joint Participants be each others' spouse.

LATEST ANNUITY DATE

The later of the Participant's 90th birthday or ten years after the Certificate Date.

MULTI-YEAR FIXED ACCOUNT OPTIONS

If available, Fixed Accounts for a Guarantee Period of at least two (2) years.

NET PURCHASE PAYMENT

The sum of all Purchase Payment(s), reduced for each Withdrawal in the same proportion that the Certificate Value is reduced by such Withdrawal.

NYSE

New York Stock Exchange.

PARTICIPANT

The person or entity named in the Certificate who is entitled to exercise all rights and privileges of ownership under the Certificate. Participant means both Joint Participants, if applicable.

PAYEE

The person receiving payment of annuity benefits under this Certificate.

PAYMENT ENHANCEMENT

Payment Enhancements are amounts allocated to Your Certificate Value by Us. Payment Enhancements are not considered Purchase Payments.

PURCHASE PAYMENTS

Payments in U.S. currency made by or on behalf of the Participant to the Company to fund the Certificate.

REQUIRED DOCUMENTATION

Is: (a) Due Proof of Death that the Participant or the Spousal Beneficiary died before the Annuity Date; and (b) an election form specifying the payment options; and (c) any other documentation We may require.

SEPARATE ACCOUNT

A segregated asset account named on the Certificate Data Page. The Separate Account consists of several Variable Portfolios, each investing in shares of the Underlying Fund(s) of the trust(s). The assets of the Separate Account are not co-mingled with the general assets and liabilities of the Company. The value of amounts allocated to the Variable Portfolios of the Separate Account is not guaranteed.

SPECIFIED ANNUITY DATE:

The anticipated Annuity Date specified by You on the Enrollment Form. This date may be changed by You in writing prior to the Annuity Date, but in no event can it be later than the Latest Annuity Date. If this date is not specified, it will be the Latest Annuity Date.

SPOUSAL BENEFICIARY

The original deceased Participant's surviving spouse who is designated as the primary Beneficiary at the time of the Participant's death and may continue the Certificate as the Participant on the Continuation Date.

SUBSEQUENT PURCHASE PAYMENTS

Purchase Payments made after the Initial Purchase Payment.

TOTAL INVESTED AMOUNT

The sum of all Purchase Payments less amounts previously withdrawn that incurred a Withdrawal Charge, less Purchase Payments withdrawn that were no longer subject to a Withdrawal Charge.

UNDERLYING FUND

The variable investment options in which the corresponding Variable Portfolio(s) invest.

VARIABLE ANNUITIZATION

A series of periodic income payments which vary in amount according to the investment experience of one or more Variable Portfolio, as selected by You. This Certificate provides several variable annuity payment options.

VARIABLE PORTFOLIO

One or more divisions of the Separate Account, which provides for the variable investment options available under this Certificate. Each Variable Portfolio has its own investment objective and is invested in the Underlying Fund(s) of the trusts. A Variable Portfolio is not chargeable with liabilities arising out of any other Variable Portfolio. The available Variable Portfolios are shown on the Enrollment Form. Additional Variable Portfolios may become available in the future.

WE, OUR, US, THE COMPANY

AIG SunAmerica Life Assurance Company.

WITHDRAWAL(S)

Amount(s) withdrawn from the Certificate Value including any charges and fees applicable to each such Withdrawal.

YOU, YOUR

The Participant.

                           PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS

Purchase Payments are flexible. This means that, subject to Company disclosed restrictions, You may change the amounts, frequency and/or timing of Purchase Payments. Purchase Payments will be allocated in accordance with instructions from You to the Variable Portfolio(s) and/or Fixed Account Option(s), if available. We reserve the right to specify the minimum or maximum Purchase Payment that may be allocated to a Variable Portfolio or available Fixed Account Option under the Certificate.

SUBSTITUTION OF VARIABLE PORTFOLIO

If the shares of an Underlying Fund should no longer be available for investment by the Separate Account, then We may substitute shares of another Underlying Fund, for shares already purchased, or to be purchased in the future. Substitutions of securities will be carried out in accordance with any applicable state and/or federal laws or regulations.

                             ACCUMULATION PROVISIONS

Prior to the Annuity Date, the Certificate Value is the sum of the Separate Account Accumulation Value and the Fixed Account Accumulation Value.

SEPARATE ACCOUNT ACCUMULATION VALUE

The Separate Account Accumulation Value under the Certificate shall be the sum of the values of the Accumulation Units held in the Variable Portfolios for the Participant.

NUMBER OF ACCUMULATION UNITS

Your Certificate is credited with Accumulation Units of the Separate Account when amounts are allocated to the Variable Portfolio(s). For that portion of each Purchase Payment and/or transfer amount allocated to a Variable Portfolio, the number of Accumulation Units credited is equal to the sum of each Purchase Payment, any Payment Enhancement and/or transfer amount allocated to the Variable Portfolio, reduced by premium taxes, if any:

Divided by

The Accumulation Unit value for that Variable Portfolio for the NYSE business day in which the Purchase Payment, Payment Enhancement or transfer amount is allocated.

The number of Accumulation Units will be reduced for Withdrawals of Certificate Value, annuitizations, amounts transferred out of a Variable Portfolio, the Certificate Maintenance Fee and applicable charges for elected features as set forth in endorsements to this Certificate. Reductions will be made as of the NYSE business day on which We receive all requirements for the transaction, as appropriate.

ACCUMULATION UNIT VALUE (AUV)

The AUV of a Variable Portfolio for any NYSE business day is calculated by subtracting (2) from (1) and dividing the result by (3) where:

(1) is the total value at the end of the given NYSE business day of the assets attributable to the Variable Portfolio minus any applicable liabilities other than those owed to the Certificateholders;

(2) is the amount equal to the daily Separate Account Charge plus the daily charge for any optional features that impose a daily charge;

(3) is the number of Accumulation Units outstanding at the end of the given NYSE business day.

FIXED ACCOUNT ACCUMULATION VALUE

The Fixed Account Accumulation Value, if any, shall be the sum of all monies allocated or transferred to the Fixed Account Option(s) if available, reduced by any applicable premium taxes, plus all interest credited on the Fixed Account Option(s) during the period that You have

Certificate Value allocated to the Fixed Account Option(s). This amount shall be adjusted for Withdrawals, annuitizations, transfers, and the deduction of the Certificate Maintenance Fee. The Fixed Account Accumulation Value shall not be less than the minimum values required by law in the state where this Certificate is issued.

FIXED ACCOUNT GUARANTEE PERIOD OPTIONS AND INTEREST CREDITING

The portion of Your Certificate Value within the Fixed Account, if any, is credited with interest at rates guaranteed by Us for the Guarantee Period(s) selected. Interest is credited on a daily basis at the then applicable effective interest rate for the applicable Guarantee Period. You may select from one or more Guarantee Periods which we may offer at any particular time. We reserve the right at any time to add or delete Guarantee Periods. If You have allocated any part of Your initial Purchase Payment to a Guarantee Period, the amount allocated, as well as the duration of the Guarantee Period is shown on the Enrollment Form or confirmation thereof as completed by You. The interest rate applicable to an allocation of Purchase Payment or transfer of Certificate Value to a Guarantee Period is the rate in effect for that Guarantee Period at the time of the allocation or transfer. If You have allocated or transferred amounts at different times to the Fixed Account, each allocation or transfer may have a unique effective interest rate associated with that amount. We guarantee that the effective annual rate of interest for the Fixed Account, including any of the Guarantee Periods, will not be less than the Minimum Guarantee Rate as mandated by Your state, and shown on the Certificate Data Page.

MARKET VALUE ADJUSTMENT (MVA)

Any payments and values based on available Fixed Account Options may be subject to a MVA, the operation of which may result in upward or downward adjustments in the Certificate Value, if withdrawn, transferred or annuitized prior to the end of the respective Guarantee Period. The MVA will be calculated by multiplying the amount withdrawn, transferred or annuitized by the following formula:

                  {(1 + I)/(1+J+0.0050)}(N/12) -1

I = The interest rate currently in effect for that Guarantee Period.

J = The interest rate available for the Guarantee Period equal to the number of years (rounded up to an integer) remaining in the current Guarantee Period at the time of withdrawal, transfer or annuitization. In the determination of J, if the Company currently does not offer the applicable Guarantee Period, then the rate will be determined by linear interpolation of the interest rate for the nearest two Guarantee Periods that are available.

N = The number of full months remaining in the current Guarantee Period at the time the withdrawal or annuitization request is processed.

If a Withdrawal Charge is applied to a Withdrawal, then the MVA will be applied to the withdrawal amount net of the Withdrawal Charge.

There will be no MVA assessed against any Fixed Account Options subject to an MVA in the following situations: (1) to pay a Death Benefit paid upon death of the Participant; (2) on amounts withdrawn to pay fees or charges; (3) on amounts withdrawn from the Fixed Account Option(s) within thirty (30) days after the end of the Guarantee Period; (4) on annuitizations on the Latest Annuity Date.

                         PAYMENT ENHANCEMENT PROVISIONS

Payment Enhancements are amounts allocated to Your Certificate Value by Us. Payment Enhancements are not considered Purchase Payments. Payment Enhancements are subject to Our terms and conditions as discussed below.

PAYMENT ENHANCEMENT FOR INITIAL PURCHASE PAYMENT

We will allocate the Initial Payment Enhancement shown on the Certificate Data Page to available Fixed Account Option(s), and Variable Portfolio(s) in the same proportion as Your Initial Purchase Payment. The Initial Payment Enhancement will be allocated on Your Certificate Date.

We will allocate any Deferred Payment Enhancement(s) shown on the Certificate Data Page to the [Cash Management Portfolio] on the corresponding Deferred Payment Enhancement Date(s) shown. Any Deferred Payment Enhancement(s) will be reduced proportionately by Partial Withdrawals of the Initial Purchase Payment(s), prior to the Deferred Payment Enhancement Date(s).

PAYMENT ENHANCEMENT FOR SUBSEQUENT PURCHASE PAYMENT(S)

The Initial Payment Enhancement for Subsequent Purchase Payments is a percentage of each Subsequent Purchase Payment. We will allocate the Initial Payment Enhancement for the Subsequent Purchase Payment to any then available Fixed Account Option(s) and Variable Portfolio(s) in the same proportion as that Subsequent Purchase Payment.

The Initial Payment Enhancement, and if applicable, any Deferred Payment Enhancement(s) and Deferred Payment date(s) for Subsequent Purchase Payments will be the Payment Enhancement percentages and Payment Enhancement dates in effect at the time We receive Your Subsequent Purchase Payment. The amount of any applicable Payment Enhancement(s) will be shown on the confirmation report We send to you after Your Subsequent Purchase Payment is received by Us. We will allocate any Deferred Payment Enhancement(s) for Subsequent Purchase Payments to the [Cash Management Portfolio]. Deferred Payment Enhancement(s) corresponding to Subsequent Purchase Payments will be reduced proportionately by Partial Withdrawals of that Subsequent Purchase Payment, prior to the Deferred Payment Enhancement Date(s).

DEFERRED PAYMENT ENHANCEMENTS

For purposes of determining a Deferred Payment Enhancement, Partial Withdrawals are assumed to be withdrawn from earnings first, then from Purchase Payments on a first-in-first-out (FIFO) basis. No Deferred Payment Enhancement will be allocated if prior to the Deferred Payment Enhancement Date: (a) the Certificate Value is fully withdrawn; or (b) a death benefit has been paid; or (c) Annuity payments have begun; or (d) the entire Purchase Payment has been withdrawn.

                             CHARGES AND DEDUCTIONS

We will deduct the following charges from the Certificate:

CERTIFICATE MAINTENANCE FEE

The charge specified on the Certificate Data Page will be deducted on each Certificate anniversary that occurs on or prior to the Annuity Date. It will also be deducted when the Certificate Value is withdrawn in full if the Withdrawal is not on the Certificate anniversary. We reserve the right to assess this charge on a class basis that differs from the charge specified on the Certificate Data Page. We also reserve the right to waive the fee for certain Certificate Values [$50,000 and up].

WITHDRAWAL CHARGE

The charge, if any, may be deducted upon withdrawal of any portion of the Certificate Value. See WITHDRAWAL PROVISIONS.

SEPARATE ACCOUNT CHARGE

This charge, as shown on the Certificate Data Page, on an annualized basis equals a percentage of the average daily ending value of the assets attributable to the Accumulation Units of the Variable Portfolio(s) to which the Certificate is allocated. This charge compensates Us for mortality and expense risks, distribution, and administration expenses associated with the Certificate. We subtract this charge daily. We reserve the right to assess a charge on a class basis which differs from the charge specified on the Certificate Data Page.

                               TRANSFER PROVISIONS

Prior to the Annuity Date, You may transfer all or part of Your Certificate Value from any Variable Portfolio to any other Variable Portfolio(s) or available Fixed Account Option(s) subject to applicable restrictions. The minimum amount that can be transferred and the amount that can remain in a Variable Portfolio or available Fixed Account Option are subject to Company limits. We further reserve the right to restrict Your transfer privileges, including possible termination of those privileges in Our sole discretion.

TRANSFERS OF ACCUMULATION AND ANNUITY UNITS BETWEEN VARIABLE PORTFOLIOS AND FIXED ACCOUNTS

Prior to the Annuity Date, transfers are subject to certain restrictions. You may transfer all or a portion of Your Certificate Value from one Variable Portfolio to another Variable Portfolio(s) or available Fixed Account Option(s). You may transfer from any available Fixed Account Option(s) to the Variable Portfolio(s) and/or any available Fixed Account Option(s) of the Certificate. A transfer will result in the redemption of Accumulation Units in a Variable Portfolio and the purchase of Accumulation Units in the other Variable Portfolio. Transfers will be effected at the end of the NYSE business day in which We receive Your completed request for the transfer.

After the Annuity Date, transfers into and out of any available Fixed Account Option(s) are not allowed. You may transfer all or a portion of Your Certificate Value from one Variable Portfolio to another Variable Portfolio(s). A transfer will result in the redemption of Annuity Units in a Variable Portfolio and the purchase of Annuity Units in the other Variable Portfolio. Transfers will be effected for the last NYSE business day of the month in which We receive Your request for the transfer.

                              WITHDRAWAL PROVISIONS

On or before the Annuity Date and while the Participant is living, You may withdraw all or part of Your Certificate Value under this Certificate by informing Us at Our Annuity Service Center. For a full withdrawal, this Certificate must be returned to Our Annuity Service Center. The minimum amount that can be withdrawn and the amount remaining after withdrawal are subject to Company limits.

Unless You tell Us otherwise in writing, Withdrawals will be deducted from the Certificate Value in proportion to their allocation among any available Fixed Account Options and the Variable Portfolios. Withdrawals will be based on values for the NYSE business day in which the request for withdrawal and the Certificate (in the case of a full withdrawal), are received at Our Annuity Service Center. Unless the SUSPENSION OF PAYMENTS or DEFERMENT OF PAYMENTS sections are in effect, payment of withdrawals will be made within seven calendar days.

WITHDRAWAL CHARGE

Withdrawals of all or a portion of the Certificate Value may be subject to a Withdrawal Charge as shown in the chart below. The Withdrawal Charge percentage applied to any withdrawal will depend on how long the Purchase Payment to which the withdrawal is attributed has been in the Certificate. No Withdrawal Charge is deducted on an amount which is considered a Penalty-Free Withdrawal.

For the purpose of determining the Withdrawal Charge, a withdrawal will be attributed to amounts in the following order: (1) penalty-free earnings in the Certificate; (2) Purchase Payments which are no longer subject to the Withdrawal Charge and not yet withdrawn; (3) any remaining Penalty-Free Withdrawal amount (except in the case of a full surrender); and (4) Purchase Payments subject to a Withdrawal Charge. Purchase Payments, when withdrawn, are assumed to be withdrawn on a first-in-first-out (FIFO) basis. You will not receive the benefit of a Penalty-Free Withdrawal in the case of a full surrender.

       Number of Years Elapsed                 Withdrawal Charge as a
Between Purchase Payment Contribution         Percentage of Withdrawn
       and Date of Withdrawal                     Purchase Payment
-------------------------------------         ------------------------
                  0                                      9%
                  1                                      9%
                  2                                      8%
                  3                                      7%
                  4                                      6%
                  5                                      5%
                  6                                      4%
                  7                                      3%
                  8                                      2%
                 9+                                      0%

The Withdrawal Charge will be assessed against the Variable Portfolio(s) and the available Fixed Account Option(s) in the same proportion as the remaining Certificate Value is allocated unless You request that the Withdrawal come from a particular Variable Portfolio or available Fixed Account Option. After a Withdrawal is taken, the remaining Certificate Value must be sufficient to cover any Withdrawal Charge remaining upon full surrender of the Certificate.

PENALTY-FREE WITHDRAWALS

As of any day, You may make a withdrawal of up to the Penalty-Free Withdrawal amount for that day without incurring a Withdrawal Charge. Any Penalty-Free Withdrawal made in excess of penalty-free earnings in the Certificate is considered to be a withdrawal of future penalty-free earnings and is therefore not a withdrawal of the Total Invested Amount. On any day, penalty-free earnings in the Certificate are calculated as the Certificate Value at the end of that day less the Total Invested Amount.

During the first Certificate Year, the Penalty-Free Withdrawal amount is equal to the penalty-free earnings in the Certificate as of the date of withdrawal.

Alternatively, during the first Certificate Year, You may make withdrawals of the Penalty-Free Withdrawal amount through the Systematic Withdrawal Program. The Penalty-Free Withdrawal amount as of any systematic withdrawal date is 10% of the Total Invested Amount less any withdrawals already made during the Certificate Year.

After the first Certificate Year, the maximum Penalty-Free Withdrawal amount as of the date of the withdrawal is the greater of:

(a)  penalty-free earnings in the Certificate as of that date; or

(b) 10% of the Total Invested Amount on deposit for at least one year, less any withdrawals already made during the year.

Although amounts withdrawn free of a Withdrawal Charge reduce Certificate Value, they do not reduce the Total Invested Amount for purposes of calculating the Withdrawal Charge or for the purposes of calculating penalty-free earnings in the Certificate. As a result, You will not receive the benefit of a Penalty-Free Withdrawal in a full surrender.

SYSTEMATIC WITHDRAWAL PROGRAM

Prior to the Annuity Date, You may elect to participate in a Systematic Withdrawal Program by informing Us at Our Annuity Service Center. The Systematic Withdrawal Program allows You to make automatic withdrawals from Your account monthly, quarterly, semiannually or annually. The minimum systematic withdrawal amount is subject to Company limits. Any amount withdrawn through the Systematic Withdrawal Program may be subject to a Withdrawal Charge [and a Market Value Adjustment] as discussed in the WITHDRAWAL CHARGE and PENALTY-FREE WITHDRAWAL [and MARKET VALUE ADJUSTMENT] provisions. You may terminate Your participation in the Systematic Withdrawal Program at any time by sending Us a written request. We reserve the right to modify, suspend or terminate the Systematic Withdrawal Program at any time.

Systematic withdrawals will be deducted from the Penalty-Free Withdrawal amount available each Certificate Year.

                                DEATH PROVISIONS

Notwithstanding any provision of this Certificate to the contrary, all payments of benefits under this Certificate will be made in a manner that satisfies the requirements of IRC Section 72(s), as amended from time to time. If the Certificate is owned by a trust or other non-natural person, We will treat the death of any Annuitant as the death of the "Primary Annuitant" and as the death of any Participant.

DUE PROOF OF DEATH

Due Proof of Death means:

               1.   a certified copy of a death certificate; or

               2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

               3. a written statement by a medical doctor who attended the deceased Participant at the time of death; or

               4.   any other proof satisfactory to Us.

DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE

We will pay a death benefit to the Beneficiary upon Our receiving all Required Documentation. Unless You have previously designated a payment option on behalf of the Beneficiary, the Beneficiary must select one of the following options:

               1. Immediately collect the death benefit in a lump sum payment. If a lump sum payment is elected, payment will be in accordance with any applicable laws and regulations governing payments on death; or

               2. Collect the death benefit in the form of one of the Annuity Payment Options. If an Annuity Payment Option is desired, an option must be elected within 60 days of Our receipt of: (a) Due Proof of Death of the Participant; (b) an election form specifying the payment option and (c) any other documentation We may require. The payments must be over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary. Payments under this option must commence within one year after the Participant's death, otherwise, the death benefit will be paid in accordance with option 1 above; or

               3. If eligible, continue the Certificate as the Spousal Beneficiary. On the Continuation Date, We will contribute to the Certificate any amount by which the Death Benefit exceeds the Certificate Value, calculated as of the Participant's date of death. This amount is not considered a Purchase Payment except in the calculation of certain death benefits upon the death of the Spousal Beneficiary. If this option is elected, no death benefit is paid.

     You cannot change any elected death benefit option specified on the Certificate Data Page. Your Spousal Beneficiary may discontinue any optional death benefit option on the Continuation Date but cannot change the death benefit option elected by You on the Enrollment Form. Upon the Spousal Beneficiary's death, the entire interest of the Certificate must be distributed immediately under option 1 or 2 as provided under DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE.

In any event, the entire interest in the Certificate will be distributed within five years from the date of the death of the Participant unless payment option 1 or 2 was selected under DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE.

AMOUNT OF DEATH BENEFIT

The amount of the death benefit will be determined based upon Your death benefit option selection. Once selected, the death benefit option cannot be changed. The death benefit options are as described below.

OPTION I:  PURCHASE PAYMENT ACCUMULATION ("PPA") DEATH BENEFIT OPTION

     If the Participant was age [74 or younger] on the Certificate Date, upon Our receipt at Our Annuity Service Center of all Required Documentation, We will calculate the Death Benefit and it will be the greatest of:

     1. [100% of] Certificate Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

     2. [100% of] Net Purchase Payment(s) compounded at [3%] interest until the earlier of the Participant's [75th] birthday or the date of death; and a Death Benefit Adjustment for Purchase Payment(s) transacted after the Participant's [75th] birthday but prior to the Participant's [86th] birthday and/or Withdrawals transacted after the Participant's [75th] birthday; or

     3. [100% of] Certificate Value at the [seventh] Certificate anniversary; and a Death Benefit Adjustment for Purchase Payment(s) transacted after the [seventh] Certificate anniversary but prior to the Participant's [86th] birthday and/or Withdrawals transacted after the [seventh] Certificate anniversary.

PPA SPOUSAL BENEFICIARY CONTINUATION

If the Spousal Beneficiary continues the Certificate on the Continuation Date, the death benefit payable upon the death of the Spousal Beneficiary will be as follows:

     If the Spousal Beneficiary was age [74 or younger] on the Continuation Date, upon Our receipt at Our Annuity Service Center of all Required Documentation, We will calculate the Death Benefit and it will be the greatest of:

  (1) [100% of] Certificate Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

  (2) [100% of] Certificate Value on the Continuation Date; and a Death Benefit Adjustment for Purchase Payment(s) and/or Withdrawals transacted since the Continuation Date, compounded at [3%] interest until the earlier of the Spousal Beneficiary's [75th] birthday or date of death; and a further Death Benefit Adjustment for Purchase Payment(s) transacted after the Spousal Beneficiary's [75th] birthday but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the Spousal Beneficiary's [75th] birthday; or

  (3) [100% of] Certificate Value at the [seventh] Certificate anniversary; and a Death Benefit Adjustment for Purchase Payment(s) transacted after the [seventh] Certificate anniversary but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the [seventh] Certificate anniversary.

If the Spousal Beneficiary was age [75 but younger than 81] on the Continuation Date, upon Our receipt of all Required Documentation at Our Annuity Service Center, the Death Benefit will be the greatest of:

          1. [100% of] Certificate Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

          2. [100% of] Certificate Value on the Continuation Date, and a Death Benefit Adjustment for Purchase Payment(s) transacted after the Continuation Date but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the Continuation Date; or

          3. [100% of] the Maximum Anniversary Value after the Continuation Date that occurs prior to the Spousal Beneficiary's [81st] birthday. The Maximum Anniversary Value is equal to the greatest anniversary value attained from the following:

As of the date of receipt at Our Annuity Service Center of all Required Documentation, anniversary value is equal to the Certificate Value on a Certificate anniversary and a Death Benefit Adjustment for Purchase Payment(s) transacted after the Certificate anniversary but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted since that Certificate anniversary.

If the Spousal Beneficiary was age [81 or older] at the time of death, the Death Benefit will be [100% of] Certificate Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

OPTION II:  MAXIMUM ANNIVERSARY VALUE ("MAV") DEATH BENEFIT OPTION

     If the Participant was age [80 or younger] on the Certificate Date and death occurs prior to Age [90], upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the Death Benefit and it will be the greatest of:

     1. [100% of] Certificate Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

     2. [100% of] of Net Purchase Payment(s) received prior to the earlier of the Participant's [86th] birthday or date of death; or

     3. [100% of] of the Maximum Anniversary Value that occurs prior to the Participant's [83rd] birthday. The Maximum Anniversary Value is equal to the greatest anniversary value attained from the following:

          As of the date of receipt at our Annuity Service Center of all Required Documentation, anniversary value is equal to the Certificate Value on a Certificate anniversary, and a Death Benefit Adjustment for Purchase Payment(s) transacted since that Certificate anniversary but prior to the Participant's [86th] birthday and/or Withdrawals transacted since that Certificate anniversary.

If the Participant was at age [81 or older] at the time of death, the Death Benefit will be [100% of] Certificate Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

MAV SPOUSAL BENEFICIARY CONTINUATION

If the Spousal Beneficiary continues the Certificate on the Continuation Date, the Death Benefit payable upon the death of the Spousal Beneficiary will be as follows:

     If the Spousal Beneficiary was age [80 or younger] on the Continuation Date, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the Death Benefit and it will be the greatest of:

      1. [100% of] Certificate Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

      2. [100% of] Certificate Value on the Continuation Date; and a Death Benefit Adjustment for Purchase Payment(s) transacted after the Continuation Date but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the Continuation Date; or

      3. [100% of] the Maximum Anniversary Value after the Continuation Date and preceding the date of death that occurs prior to the Spousal Beneficiary's [83rd] birthday. The Maximum Anniversary Value is equal to the greatest anniversary value attained from the following:

     As of the date of receipt at Our Annuity Service Center of all Required Documentation, anniversary value is equal to the Certificate Value on a Certificate anniversary and a Death Benefit Adjustment for Purchase Payments transacted after that Certificate anniversary but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted since that Certificate anniversary.

          If the Spousal Beneficiary was age [81 or older] on the Continuation Date, the Death Benefit will be [100% of] Certificate Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

DEATH OF PARTICIPANT OR ANNUITANT ON OR AFTER THE ANNUITY DATE.

If any Participant or Annuitant dies on or after the Annuity Date and before the entire interest in the Certificate has been distributed, We will pay the remaining portion of the annuity payout to the Beneficiary upon Our receipt of Required Documentation. For further information pertaining to death of the Annuitant, see ANNUITY PAYMENT OPTIONS.

BENEFICIARY

The Beneficiary is selected by the Participant. While the Participant is living and before the Annuity Date, the Participant may change the Beneficiary by written notice in a form satisfactory to Us. A change in Beneficiary will take effect on the date We receive the written notice at Our Annuity Service Center. If two or more persons are named as Beneficiaries under the Certificate, those surviving the Participant will share equally unless otherwise stated; and each must elect to receive their respective portions of the death benefit according to the options listed under DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE. If the Annuitant survives the Participant, and there are no surviving Beneficiaries, the Annuitant will be deemed the Beneficiary.

Joint Participants, if applicable, shall be each other's primary Beneficiary. Joint Annuitants, if any, when the Participant is a non-natural person, shall be each other's primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary.

If the Participant is also the Annuitant and there are no surviving Beneficiaries upon Our receipt of all Required Documentation, We will calculate the Death Benefit and it will be paid to the estate of the Participant in accordance with option 1, under DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE.

                               ANNUITY PROVISIONS

ANNUITY DATE

The Participant specifies an anticipated Annuity Date on the Enrollment Form. The Participant may change the Annuity Date at least seven days prior to the Annuity Date, by written notice to the Company at its Annuity Service Center. The Annuity Date must always be the first day of the calendar month and must be at least two years after the Certificate Date, but not beyond the later of the Participant's [90th birthday or ten years after the Certificate Date] ("Latest Annuity Date"). If the Participant is a non-natural person, the Latest Annuity Date is the later of the Annuitant's [90th birthday or ten years after the Certificate Date]. If no Annuity Date is specified on the Enrollment Form, the Annuity Date will be the Latest Annuity Date, as set by the Company.

PAYMENTS TO PARTICIPANT

Unless You request otherwise, We will make annuity payments to You. If You want the annuity payments to be made to some other Payee, We will make such payments subject to receipt of a written request filed at the Annuity Service Center no later than thirty (30) days before the due date of the first annuity payment.

Any such request is subject to the rights of any assignee. No payments available to or being paid to the Payee while the Annuitant is alive can be transferred, commuted, anticipated or encumbered.

FIXED ANNUITIZATION

If a Fixed Annuitization has been elected, the proceeds payable under this Certificate less any applicable premium taxes, shall be applied to the payment of the fixed annuity payment option elected at rates which are at least equal to the annuity rates based upon the applicable tables. In no event will the Fixed Annuitization be changed once it begins.

AMOUNT OF FIXED ANNUITY PAYMENTS

The amount of each fixed annuity payment will be determined by applying the portion of the Certificate Value allocated by You for Fixed Annuitization, less any applicable premium taxes to the annuity table applicable to the fixed annuity payment option chosen.

AMOUNT OF VARIABLE ANNUITY PAYMENTS

(a) FIRST VARIABLE ANNUITY PAYMENT: The dollar amount of the first Variable Annuitization payment will be determined by applying the portion of the Certificate Value allocated to the Variable Portfolio(s), less any applicable premium taxes, to rates which are equal to the annuity rates based upon the annuity table applicable to the variable annuity payment option chosen. If the Certificate Value is allocated to more than one Variable Portfolio, the value of Your interest in each Variable Portfolio is applied separately to the variable annuity payment option table to determine the amount of the first annuity payment attributable to each Variable Portfolio.

(b) NUMBER OF VARIABLE ANNUITY UNITS: The number of Annuity Units for each applicable Variable Portfolio is the amount of the first annuity payment attributable to that Variable Portfolio divided by the value of the applicable Annuity Unit for that Variable Portfolio as of the Annuity Date. The number will not change as a result of investment experience.

(c) VALUE OF EACH VARIABLE ANNUITY UNIT: The value of an Annuity Unit may increase or decrease from one month to the next. For any month, the value of an Annuity Unit of a particular Variable Portfolio is the value of that Annuity Unit as of the last NYSE business day of the preceding month, multiplied by the Net Investment Factor for that Variable Portfolio for the last NYSE business day of the current month.

The Net Investment Factor for any Variable Portfolio for a certain month is determined by dividing (1) by (2) where:

          (1) is the Accumulation Unit Value of the Variable Portfolio determined as of the last business day at the end of that month, and

          (2) is the Accumulation Unit Value of the Variable Portfolio determined as of the last business day at the end of the preceding month.

The result is then multiplied by a factor that neutralizes the assumed investment rate of 3.5%.

(d) SUBSEQUENT VARIABLE ANNUITY PAYMENTS: After the first Variable Annuitization payment, future payments will vary in amount according to the investment performance of the applicable Variable Portfolio(s) to which Your Purchase Payments are allocated. The amount may change from month to month. The amount of each subsequent payment for each Variable Portfolio is:

The number of Annuity Units for each Variable Portfolio as determined for the first annuity payment

Multiplied by

The value of an Annuity Unit for that Variable Portfolio at the end of the month immediately preceding the month in which payment is due.

We guarantee that the amount of each Variable Annuitization payments will not be affected by variations in expenses or mortality experience.

                               GENERAL PROVISIONS

ENTIRE CERTIFICATE

The Entire Certificate between You and Us consists of this Certificate, this Enrollment Form or confirmation thereof, and any attached endorsement(s) or rider(s). An agent cannot change the terms or conditions of this Certificate. Any change must be in writing and approved by Us. Only Our President, Secretary, or one of Our Vice-Presidents can give Our approval.

CHANGE OF ANNUITANT

If the Participant is an individual, the Participant may change the Annuitant(s) at any time prior to the Annuity Date. To make a change, the Participant must send a written notice to Us at least 30 days before the Annuity Date. If the Participant is a non-natural person, the Participant may not change the Annuitant.

DEATH OF ANNUITANT

If the natural Participant and Annuitant are different, and the Annuitant dies before the Annuity Date, the Participant becomes the Annuitant until the Participant elects a new Annuitant. If there are Joint Annuitants, upon the death of any Annuitant prior to the Annuity Date, the Participant may elect a new Joint Annuitant. However, if the Participant is a non-natural person, We will treat the death of any Annuitant as the death of the "Primary Annuitant" and as the death of the Participant, see DEATH PROVISIONS.

MISSTATEMENT OF AGE OR SEX

If the Age or sex of any Annuitant has been misstated, future annuity payments will be adjusted using the correct Age and sex, according to Our rates in effect on the date that annuity payments were determined. Any overpayment from the fixed annuity payment options, plus interest at the rate of 4% per year, will be deducted from the next payment(s) due. Any underpayment from the fixed annuity payment options, plus interest at the rate of 4% per year, will be paid in full with the next payment due. Any overpayment from the Variable Portfolios will be deducted from the next payment(s) due. Any underpayment from the Variable Portfolios will be paid in full with the next payment due.

With respect to Certificate issue Age and other Age driven features in the Certificate, should We discover a misstatement of Age, We reserve the right to fully pursue Our remedies including possible termination of the Certificate and/or revocation of any Age driven benefits.

PROOF OF AGE, SEX, OR SURVIVAL

The Company may require satisfactory proof of correct Age or sex at any time. If any payment under this Certificate depends on the Annuitant being alive, the Company may require satisfactory proof of survival.

DEFERMENT OF PAYMENTS

We may defer making payment from the available Fixed Account Option(s) for up to six (6) months. Interest, subject to state requirements, will be credited during the deferral period.

SUSPENSION OF PAYMENTS

We may suspend or postpone any payments from the Variable Portfolios if any of the following occur:

     (a)  the NYSE is closed;

     (b)  trading on the NYSE is restricted;

     (c) an emergency exists that it is not reasonable practical to dispose of securities in the Variable Portfolios or determine the value of its assets; or

     (d) the Securities and Exchange Commission, by order, so permits for the protection of Participants.

     Conditions in (b) and (c) will be decided by or in accordance with rules of the Securities and Exchange Commission.

CONFORMITY WITH STATE LAWS

The provisions of this Certificate will be interpreted by the laws of the state in which the Enrollment Form or confirmation thereof was signed or such other state as is required by law.

Any provision which, on the Certificate Date, is in conflict with the law of such state is amended to conform to the minimum requirements of such law.

CHANGES IN LAW

If the laws governing this Certificate or the taxation of benefits under the Certificate change, We reserve the right to amend this Certificate to comply with these changes.

ASSIGNMENT

You may assign this Certificate before the Annuity Date, but We will not be bound by an assignment unless it is received by Us in writing. Your rights and those of any other person referred to in this Certificate will be subject to the assignment. Certain assignments may be taxable. We do not assume any responsibility for the validity or tax consequences of any assignment. We reserve the right to not recognize assignments if it changes the risk profile of the Participant of the Certificate, as determined in Our sole discretion.

CLAIMS OF CREDITORS

To the extent permitted by law, no right or proceeds payable under this Certificate will be subject to claims of creditors or legal process.

PREMIUM TAXES OR OTHER TAXES

The Company may deduct from Your Certificate Value any premium tax or other taxes payable to a state or other government entity, if applicable. Should We advance any amount so due, We are not waiving any right to collect such amount at a later date. The Company will deduct any withholding taxes required by applicable law.

WRITTEN NOTICE

Any notice We send to You will be sent to Your address shown in the Enrollment Form or confirmation thereof unless You request otherwise. Any written request or notice to Us must be sent to Our Annuity Service Center, as specified on the Certificate Data Page.

PERIODIC REPORTS

At least once during each Certificate Year, We will send You a statement of the account activity of the Certificate. The statement will include all transactions that have occurred during the accounting period shown on the statement.

INCONTESTABILITY

This Certificate will be incontestable from the Certificate Date, except as otherwise stated under MISSTATEMENT OF AGE OR SEX.

NONPARTICIPATING

This Certificate does not share in Our surplus.

WAIVER

Our waiver of any of the terms and conditions under this Certificate will not be deemed to constitute a waiver of the right to enforce strict compliance.

                             ANNUITY PAYMENT OPTIONS

During the Annuitant's life, upon written election and the return of this Certificate to the Company at its Annuity Service Center, the Certificate Value may be applied to provide one of the following options or any annuity payment option that is mutually agreeable. After two years from the Certificate Date, and prior to the Annuity Date, You can choose one of the options described below. If no option has been selected by the Annuity Date, You will automatically receive option 4, below, with 120 monthly payments guaranteed.

OPTIONS 1 & 1v - LIFE ANNUITY, LIFETIME PAYMENTS GUARANTEED

Payments payable to a Payee during the lifetime of the Annuitant. No further payments are payable after the death of the Annuitant.

OPTIONS 2 & 2v - JOINT AND 100% SURVIVOR LIFE ANNUITY

Payments payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. No further payments are payable after the deaths of both the Annuitant and the designated second person.

OPTIONS 3 & 3v - JOINT AND 100% SURVIVOR LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS

Payments are payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. If, at the death of the survivor, payments have been made for less than the 10 or 20 years, as selected at the time of annuitization, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 4 & 4v - LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS

Payments payable to the Payee during the lifetime of the Annuitant. If, at the death of the Annuitant, payments have been made for less than the 10 or 20 years, as selected at the time of annuitization, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 5 & 5v - FIXED PAYMENTS FOR A SPECIFIED PERIOD CERTAIN

Payments payable to the Payee for any specified period of time for five (5) years or more, but not exceeding thirty (30) years, as selected at the time of annuitization. The selection must be made for full twelve month periods. In the event of death of the Annuitant, any remaining annuity payments will be continued to the Beneficiary. If Variable Annuity Payments are elected under this Annuity Payment Option, any remaining guaranteed Variable Annuity payments may be redeemed for a discounted value determined by Us. Any applicable Withdrawal Charges will be deducted from the discounted value as if You fully surrendered Your Certificate.

                       FIXED ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION

The actuarial basis for the Table of Annuity Rates is the 1983a Annuity Mortality Table with projection and a guaranteed interest rate of 3%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Fixed Annuity Payment Options Table does not included any applicable premium tax.

            OPTIONS 1 & 4 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.

    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)

                                                    OPTION 4                              OPTION 4
                                                  LIFE ANNUITY                          LIFE ANNUITY
                     OPTION 1                   (w/120 PAYMENTS                       (w/240 PAYMENTS
 AGE OF            LIFE ANNUITY                    GUARANTEED)                           GUARANTEED)
ANNUITANT        MALE      FEMALE           MALE              FEMALE              MALE               FEMALE
   55             4.23      3.84            4.19               3.82               4.05                3.76
   56             4.32      3.91            4.27               3.88               4.11                3.81
   57             4.41      3.98            4.35               3.95               4.17                3.87
   58             4.51      4.05            4.44               4.02               4.24                3.93
   59             4.61      4.13            4.54               4.10               4.31                4.00
   60             4.72      4.22            4.64               4.18               4.37                4.06
   61             4.84      4.31            4.74               4.27               4.44                4.13
   62             4.96      4.40            4.85               4.36               4.51                4.20
   63             5.10      4.51            4.97               4.45               4.58                4.27
   64             5.24      4.62            5.10               4.55               4.65                4.35
   65             5.40      4.73            5.22               4.66               4.72                4.42
   66             5.56      4.86            5.36               4.78               4.79                4.50
   67             5.74      4.99            5.50               4.90               4.86                4.57
   68             5.93      5.14            5.65               5.02               4.92                4.65
   69             6.13      5.29            5.80               5.16               4.99                4.73
   70             6.35      5.46            5.96               5.30               5.05                4.80
   71             6.58      5.64            6.13               5.46               5.10                4.88
   72             6.82      5.84            6.29               5.62               5.16                4.95
   73             7.08      6.05            6.47               5.78               5.20                5.02
   74             7.36      6.28            6.64               5.96               5.25                5.08
   75             7.66      6.53            6.82               6.14               5.29                5.14
   76             7.98      6.80            7.00               6.33               5.33                5.19
   77             8.33      7.09            7.19               6.53               5.36                5.24
   78             8.69      7.41            7.37               6.73               5.39                5.29
   79             9.09      7.75            7.55               6.94               5.41                5.33
   80             9.51      8.11            7.73               7.14               5.43                5.36
   81             9.97      8.51            7.91               7.35               5.45                5.39
   82            10.45      8.94            8.08               7.55               5.47                5.42
   83            10.97      9.41            8.24               7.76               5.48                5.44
   84            11.52      9.92            8.40               7.95               5.49                5.46
   85            12.10     10.47            8.54               8.13               5.50                5.48

              OPTION 2 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY

 AGE OF
  MALE                                               AGE OF FEMALE ANNUITANT
ANNUITANT             --------------------------------------------------------------------------------------
---------              55            60            65            70           75           80            85
    55                3.54          3.69          3.84          3.96         4.06         4.13          4.17
    60                3.63          3.83          4.04          4.23         4.39         4.52          4.60
    65                3.70          3.95          4.23          4.51         4.78         5.00          5.16
    70                3.75          4.04          4.39          4.78         5.18         5.56          5.85
    75                3.78          4.11          4.51          5.01         5.57         6.14          6.65
    80                3.81          4.15          4.60          5.18         5.89         6.70          7.52
    85                3.82          4.18          4.66          5.30         6.14         7.18          8.35

              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (w/120 PAYMENTS GUARANTEED)

 AGE OF
  MALE                                               AGE OF FEMALE ANNUITANT
ANNUITANT             --------------------------------------------------------------------------------------
---------              55            60            65            70           75           80            85
    55                3.54          3.69          3.83          3.96         4.05         4.12          4.16
    60                3.63          3.83          4.03          4.22         4.38         4.50          4.57
    65                3.70          3.95          4.22          4.50         4.76         4.97          5.10
    70                3.75          4.04          4.38          4.76         5.15         5.48          5.72
    75                3.78          4.10          4.50          4.98         5.50         6.00          6.40
    80                3.80          4.14          4.58          5.13         5.78         6.46          7.04
    85                3.81          4.16          4.62          5.22         5.97         6.80          7.55

              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (w/240 PAYMENTS GUARANTEED)

 AGE OF
  MALE                                               AGE OF FEMALE ANNUITANT
ANNUITANT             --------------------------------------------------------------------------------------
---------              55            60            65            70           75           80            85
                       55            60            65           70            75           80            85
    55                3.53          3.68          3.81         3.92          3.99         4.03          4.04
    60                3.62          3.81          4.00         4.16          4.27         4.34          4.37
    65                3.68          3.92          4.16         4.39          4.56         4.66          4.71
    70                3.72          3.99          4.29         4.58          4.81         4.96          5.03
    75                3.74          4.03          4.36         4.70          4.99         5.17          5.26
    80                3.75          4.05          4.40         4.77          5.09         5.30          5.40
    85                3.76          4.06          4.42         4.80          5.13         5.35          5.46

              OPTION 5 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                       FIXED PAYMENT FOR SPECIFIED PERIOD

 NUMBER            MONTHLY        NUMBER        MONTHLY       NUMBER       MONTHLY      NUMBER       MONTHLY
OF YEARS           PAYMENT       OF YEARS       PAYMENT      OF YEARS      PAYMENT     OF YEARS      PAYMENT
--------           -------       --------       -------      --------      -------     --------      -------
                                    10           9.61           17          6.23          24           4.84
                                    11           8.86           18          5.96          25           4.71
   5                17.91           12           8.24           19          5.73          26           4.59
   6                15.14           13           7.71           20          5.51          27           4.47
   7                13.16           14           7.26           21          5.32          28           4.37
   8                11.68           15           6.87           22          5.15          29           4.27
   9                10.53           16           6.53           23          4.99          30           4.18

                     VARIABLE ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION

The actuarial basis for the Table of Annuity Rates is the 1983a Annuity Mortality Table with projection and an effective annual Assumed Investment Rate of 3.5%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Variable Annuity Payment Options Table does not include any applicable premium tax.

           OPTIONS 1v & 4v - TABLE OF MONTHLY INSTALLMENTS PER $1,000 (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)

                                                   OPTION 4v                             OPTION 4v
                                                  LIFE ANNUITY                          LIFE ANNUITY
                     OPTION 1v                  (w/120 PAYMENTS                       (w/240 PAYMENTS
 AGE OF            LIFE ANNUITY                    GUARANTEED)                           GUARANTEED)
ANNUITANT        MALE      FEMALE           MALE              FEMALE              MALE               FEMALE
    55            4.53      4.13            4.48               4.11                4.33               4.05
    56            4.62      4.20            4.56               4.18                4.39               4.10
    57            4.71      4.27            4.64               4.24                4.45               4.16
    58            4.80      4.34            4.73               4.31                4.52               4.22
    59            4.90      4.42            4.82               4.39                4.58               4.28
    60            5.01      4.51            4.92               4.47                4.65               4.34
    61            5.13      4.60            5.03               4.55                4.71               4.41
    62            5.26      4.69            5.14               4.64                4.78               4.48
    63            5.39      4.80            5.25               4.74                4.85               4.55
    64            5.54      4.91            5.38               4.84                4.92               4.62
    65            5.69      5.02            5.51               4.94                4.99               4.69
    66            5.86      5.15            5.64               5.06                5.05               4.77
    67            6.03      5.28            5.78               5.18                5.12               4.84
    68            6.22      5.43            5.93               5.30                5.18               4.92
    69            6.43      5.58            6.08               5.44                5.24               4.99
    70            6.64      5.75            6.23               5.58                5.30               5.06
    71            6.87      5.93            6.40               5.73                5.36               5.14
    72            7.12      6.13            6.56               5.89                5.41               5.21
    73            7.38      6.34            6.73               6.06                5.46               5.27
    74            7.66      6.57            6.91               6.23                5.50               5.33
    75            7.96      6.82            7.09               6.41                5.54               5.39
    76            8.28      7.09            7.27               6.60                5.57               5.44
    77            8.63      7.38            7.45               6.79                5.61               5.49
    78            9.00      7.70            7.63               6.99                5.63               5.54
    79            9.40      8.04            7.81               7.19                5.66               5.58
    80            9.82      8.41            7.98               7.40                5.68               5.61
    81           10.28      8.81            8.16               7.60                5.70               5.64
    82           10.76      9.24            8.32               7.81                5.71               5.66
    83           11.28      9.71            8.48               8.00                5.72               5.69
    84           11.83     10.23            8.64               8.19                5.73               5.70
    85           12.42     10.78            8.78               8.38                5.74               5.72

              OPTION 2v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY

 AGE OF
  MALE                                              AGE OF FEMALE ANNUITANT
ANNUITANT          -----------------------------------------------------------------------------------------
---------           55             60             65           70            75            80            85
   55              3.83           3.98           4.12         4.24          4.34          4.42          4.46
   60              3.92           4.11           4.32         4.51          4.67          4.80          4.89
   65              3.99           4.23           4.50         4.79          5.05          5.28          5.44
   70              4.04           4.33           4.67         5.05          5.46          5.83          6.13
   75              4.07           4.39           4.79         5.28          5.84          6.41          6.93
   80              4.10           4.44           4.88         5.45          6.16          6.97          7.79
   85              4.11           4.47           4.94         5.57          6.41          7.45          8.61

              OPTION 3v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
        JOINT AND 100% SURVIVOR LIFE ANNUITY (w/120 PAYMENTS GUARANTEED)

 AGE OF
  MALE                                             AGE OF FEMALE ANNUITANT
ANNUITANT          -----------------------------------------------------------------------------------------
---------           55             60             65           70            75            80            85
   55              3.83           3.98           4.12         4.24          4.34          4.40          4.45
   60              3.92           4.11           4.31         4.50          4.66          4.78          4.86
   65              3.99           4.23           4.50         4.78          5.03          5.24          5.38
   70              4.04           4.32           4.66         5.03          5.41          5.75          5.99
   75              4.07           4.38           4.78         5.25          5.77          6.26          6.66
   80              4.09           4.43           4.86         5.40          6.05          6.72          7.29
   85              4.10           4.45           4.90         5.50          6.24          7.05          7.80

              OPTION 3v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (w/240 PAYMENTS GUARANTEED)

 AGE OF
  MALE                                               AGE OF FEMALE ANNUITANT
ANNUITANT             --------------------------------------------------------------------------------------
---------              55            60            65            70           75           80            85
    55                3.82          3.97          4.10          4.20         4.27         4.31          4.33
    60                3.91          4.09          4.28          4.44         4.55         4.61          4.64
    65                3.97          4.20          4.44          4.66         4.83         4.93          4.97
    70                4.01          4.27          4.56          4.84         5.07         5.21          5.28
    75                4.03          4.31          4.64          4.97         5.25         5.42          5.51
    80                4.04          4.33          4.67          5.03         5.34         5.55          5.65
    85                4.05          4.34          4.69          5.06         5.38         5.60          5.70

              OPTION 5v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                         PAYMENTS FOR A SPECIFIED PERIOD

 NUMBER           MONTHLY        NUMBER        MONTHLY       NUMBER        MONTHLY       NUMBER        MONTHLY
OF YEARS          PAYMENT       OF YEARS       PAYMENT      OF YEARS       PAYMENT      OF YEARS       PAYMENT
--------          -------       --------       -------      --------       -------      --------       -------
                                   10            9.83          17           6.47           24           5.09
                                   11            9.09          18           6.20           25           4.96
    5              18.12           12            8.46          19           5.97           26           4.84
    6              15.35           13            7.94          20           5.75           27           4.73
    7              13.38           14            7.49          21           5.56           28           4.63
    8              11.90           15            7.10          22           5.39           29           4.53
    9              10.75           16            6.76          23           5.24           30           4.45

                      AIG SUNAMERICA LIFE ASSURANCE COMPANY
                   A STOCK COMPANY   LOS ANGELES, CALIFORNIA

                       ALLOCATED GROUP FIXED AND VARIABLE
                               ANNUITY CERTIFICATE

                                Nonparticipating